EXHIBIT 4.1

[FORM OF FACE OF CERTIFICATE]

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

IMPORTANT NOTICE
THE CORPORATION'S CHARTER IMPOSES ACTUAL AND/OR POTENTIAL RESTRICTIONS ON THE TRANSFER, ACQUISITION, AND OWNERSHIP OF THE SHARE(S) OF COMMON STOCK REPRESENTED HEREBY. THE CORPORATION WILL FURNISH INFORMATION ABOUT THE RESTRICTIONS TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICES OR THE TRANSFER AGENT.

SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 076446 20 2

BEDFORD PROPERTY INVESTORS, INC.

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE
OF $.01 PER SHARE
of Bedford Property Investors, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and Bylaws of the Corporation, as amended or supplemented, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by his acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated

COUNTERSIGNED AND REGISTERED:
    MELLON SECURITIES TRUST COMPANY
       (NEW YORK, NY) TRANSFER AGENT AND REGISTRAR

                       /s/ Jennifer I. Mori    /s/ Peter B. Bedford
AUTHORIZED SIGNATURE      SECRETARY            CHIEF EXECUTIVE OFFICER


[FORM OF BACK OF CERTIFICATE]

  The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _____(Cust)_____ Custodian _____(Minor)_______
                    under Uniform Gifts to Minors Act ___(State)___

Additional abbreviations may also be used though not in the above list.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such reights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation
(the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

For the value received, ___________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE
___________________________________________________________________________

__________________________________________________________________________


shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMNET OR ANY CHANGE WHATEVER.